EXHIBIT 10.1

COMPROMISE AND SETTLEMENT AGREEMENT AND GENERAL RELEASE

This  Settlement  Agreement  (“Agreement”) is  made  by  and  between  Bitzio,  Inc.,  a Delaware corporation (“Bitzio”) and Dvaraka Marketing, LLC, a California limited liability company (“Dvaraka”) and Amish Shah, an individual residing in California (“Shah”).  Shah and Dvaraka are herein after referred to jointly as “the Shah Parties.”  This Agreement is effective as of this 15th day of August, 2012 (“Settlement Effective Date”).  Bitzio and the Shah Parties are sometimes referred to collectively herein as the “Parties” and/or individually as a “Party.”

RECITALS

A.        Dvaraka and Bitzio entered into a consulting agreement dated December 1, 2011 (the “Dvaraka Consulting Agreement”) pursuant to which Dvaraka provides the services of Shah.

B.         Shah and Bitzio have entered into a stock option agreement dated September 30, 2011 (the “Option Agreement”) in connection with the acquisition of Digispace Solutions, LLC, pursuant to which Shah was granted an option to purchase 500,000 shares of common stock of Bitzio (the “Options”).

C.         Pursuant to agreements dated August 3, 2011, September 1, 2011, September 30, 2011, and December 19, 2011, Bitzio (through its wholly owned subsidiary Digital Solutions, Inc. dba DigiSpace Holdings, Inc.),  purchased  on  January  10,  2012  all  of  the  equity  of  Digispace Solutions LLC from Shah and his former partner, Jose Rivera (collectively, the “Digispace Share Acquisition Agreement”).

D.         Subsequently, Digital Solutions, LLC merged into Digital Solutions, Inc. with Digital Solutions, Inc. the surviving entity.

E.         Certain disputes have arisen regarding the terms of the Dvaraka Consulting Agreement and the DigiSpace Share Acquisition Agreement and each party’s compliance with the terms thereof, as well as disputes over Shah’s performance of his duties as an officer and director of Bitzio and/or certain of its subsidiaries, and various actions taken in relation thereto (the “Dispute”).

F.         Following good faith negotiations, with no Party admitting liability, the Parties seek to extinguish all claims which they have or may have against each other arising from the  Dispute, save and except only breaches of obligations of this Agreement and the related agreements incorporated herein.

I.  AGREEMENT

Except for the obligations set forth in this Agreement, each party, in consideration of the promises and concessions made by the other, hereby compromises and settles any and all past, present, or future claims, demands, obligations, or causes of action, whether based in tort, contract, or other theory or theories of recovery, at law or in equity, which that party has against the other party and/or the other party's predecessors and/or successors in interest, heirs, assigns, and agents, arising from the Dispute.

II.  CONSIDERATION

In consideration of this Settlement Agreement, the Parties have entered into the mutual releases set forth below and the agreements and covenants set forth herein.   In addition, the Parties hereby (a) terminate the Dvaraka Consulting Agreement and the Option Agreement, and (b) concurrently enter into the Shah Agreement in the form attached hereto as Exhibit A, including  the  DigiSpace  Asset  Purchase  Agreement  and  the  TAC  Purchase  Agreement referenced therein.  The DigiSpace Asset Purchase Agreement, TAC Purchase Agreement and the Shah Agreement are incorporated herein as though fully set forth.  This Agreement is the Settlement Agreement referenced in Article 1.3 of the Shah Agreement.   Shah hereby resigns as an officer and director of Bitzio and of each and every subsidiary of Bitzio.

III.  RELEASES

Release by the Shah Parties. With the exception of the representations, warranties, and/or obligations under this Agreement, which are not released, Shah and Dvaraka, for and on behalf of himself and itself, and his and its present and future executors, trustees, beneficiaries, administrators, trusts, parent, subsidiary and affiliated companies, successors, affiliates, assigns, officers, partners, directors, employees, shareholders, managers, members, lenders, attorneys, and agents, or any and all other persons who could claim through him or it (collectively, the “Shah Releasors”), do hereby unconditionally and irrevocably remise, release, acquit, forever discharge and covenant not to sue Bitzio, or its trustees, beneficiaries, administrators, trusts, parent companies, subsidiaries, successors, affiliates, assigns, officers, directors, employees, shareholders, managers, members, and agents, including, without limitation, all current and former officers and directors of Bitzio and each of its subsidiaries, from any and all claims, counterclaims, actions, causes of action, suits, debts, demands, set-offs, costs, losses, expenses, sums of money, accounts, reckonings, debts, charges, complaints, controversies, disputes, damages, judgments, executions, promises, omissions, duties, agreements, indemnitees, rights, and any and all demands, obligations and liabilities, of whatever kind or character, direct or indirect, both in law and in equity, whether known or unknown or capable of being known, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed or which do exist or may exist.

Release by Bitzio. With the exception of the representations, warranties, and/or obligations under this Agreement, which are not released, Bitzio, for and on behalf of itself, and its subsidiaries, affiliated companies, successors, affiliates, assigns, officers, partners, directors, employees, shareholders, managers, members, lenders, attorneys, and agents, or any and all other persons who could claim through it (collectively, the Bitzio Releasors), do hereby unconditionally and irrevocably remise, release, acquit, forever discharge and covenant not to sue Shah or Dvaraka, or his or its administrators, executors, trustees, beneficiaries, administrators, trusts, parent companies, subsidiaries, successors, affiliates, assigns, officers, directors, employees, shareholders, managers, members, and agents, including, without limitation, all current and former officers and directors of Dvaraka and each of its subsidiaries, from any and all claims, counterclaims, actions, causes of action, suits, debts, demands, set-offs, costs, losses, expenses, sums of money, accounts, reckonings, debts, charges, complaints, controversies, disputes, damages, judgments, executions, promises, omissions, duties, agreements, indemnitees, rights, and any and all demands, obligations and liabilities, of whatever kind or character, direct or indirect, both in law and in equity, whether known or unknown or capable of being known, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed or which do exist or may exist.

IV.  FULL RELEASE OF KNOWN AND UNKNOWN CLAIMS WAIVER OF LEGAL RIGHTS

It is the intention of the Shah Parties and Bitzio that this Agreement be effective as a full release of each and every matter to which specific or general reference is made herein. The Shah Parties and Bitzio expressly acknowledge the limiting provisions of  Cal.Civ.C., § 1542.   The Shah Parties and Bitzio each acknowledge that each is familiar with, and has discussed with their respective counsel, § 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Shah Parties and Bitzio each waives and relinquishes any rights and benefits which each has or may have under  Cal.Civ.C. § 1542 to the full extent that each may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. The Shah Parties and Bitzio each acknowledge that each is aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Agreement, but it is their mutual intention herein to fully and finally forever settle and release any and all matters, disputes, and differences, known or unknown, which heretofore have existed between them, except as are created herein. In furtherance of this mutual intent, the releases herein given shall be, and will remain, in effect as full and complete general releases, notwithstanding discovery or existence of any additional or different facts hereafter.

The Shah Parties and Bitzio agree that the settlement and compromise herein is in their collective best interests.

V.  MUTUAL REPRESENTATIONS

Each Party to this Agreement hereby represents, warrants and agrees as follows:

A.        Such Party has received competent and independent legal advice from its counsel regarding the meaning and legal effect of and the advisability of entering into this Agreement and fully understands the same;

B.         Each of the Parties is the owner of the claims herein released and have not assigned to any person or entity any claims against any other Party whom they are releasing herein;

C. Each person executing this Agreement warrants that he or she has the full right and authority to enter into this Agreement on behalf of the Party on whose behalf he or she purports to act and the full right and authority to bind fully said Party to the terms and obligations of this Agreement; and

D. This Agreement and the releases set forth above shall be valid and enforceable notwithstanding any breach or failure to perform by any Party of this Agreement or of the DigiSpace Asset Purchase Agreement or Shah Consulting Agreement.

VI.   NONDISPARAGEMENT

The Parties agree that they will not make any negative or derogatory remarks about the other party. In this regard, the Parties agree that they each shall be entitled to indicate that, the dispute between the Parties has been resolved amicably. Any other statement about the relationship of the Parties, including any press release or communication to vendors, suppliers, employees and third-parties, if beyond merely confirming certain terms of this Agreement, shall be provided to the other party in advance for approval or disapproval, provided that if such disclosure is required by applicable law, the other party shall act reasonably and provide either approval or comments, in writing, within two (2) days of request, or shall be deemed to have granted approval.

VII.   ADDITIONAL COVENANTS AND CONDITIONS

A.        Successors, Assigns and Third Parties:  This Agreement shall inure to the benefit of and be binding upon the Parties to this Agreement and their respective owners, heirs, successors, assigns, attorneys, agents, employees, directors, consultants, advisors, representatives (past and present), and each of them.  Further, the releases of the Parties and entities who are not signatories to this Agreement are made expressly for their benefit and they shall be deemed third party beneficiaries of this Agreement and the General Releases contained herein.

B.        Further Assurances:   The Parties agree to perform such acts and to prepare, execute and file any documents or stipulations reasonably required to perform the covenants contained herein, to satisfy the conditions contained herein or to give full force and effect to this Agreement.

C.        Meaning of Pronouns and Effect of Captions:   As used in this Agreement, the masculine, feminine and/or neuter gender, in the singular or plural, shall be deemed to include the others whenever the text so requires. Captions and paragraph headings are inserted solely for convenience and shall not be deemed to restrict or limit the meaning of the text.

D.        Interpretation:  Each Party acknowledges that it has received independent legal advice regarding this Agreement and has had the opportunity to negotiate modifications to the language of this Agreement.   Accordingly, in any dispute regarding the interpretation or construction of this Agreement, no presumption shall operate in favor of or against any Party by virtue of its role in drafting or not drafting the terms and conditions set forth herein.

E.        Admissions:  This Agreement is intended to be in compromise and settlement of doubtful, disputed and unliquidated claims.   Nothing herein shall constitute or be asserted as constituting any admission of liability or wrongdoing by or against any Party.

F.        Counterparts:  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  This Agreement shall be deemed fully executed when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

G.         Notices: All notices required hereunder may be given as follows:

(a)	To the Shah Parties:	Dana B. Robinson, Esq. Techlaw LLP
3655 Nobel Dr. Ste. 620 San Diego, CA 92122
dana@techlawllp.com

(b)	To Bitzio	Bitzio, Inc.
548 Market Street, Suite 18224
San Francisco, California 94104

With a copy by email to: David Lewis
davidllewis@rogers.com

H.        Governing  Law:    This  Agreement  shall  be  governed  by  and  construed  in accordance with the laws of the State of California and deemed performed in the County of San Diego, California.  The parties consent to the jurisdiction and venue of the U.S. District Court, Southern District of California, as set forth above.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement effective on the day and year set forth above.

By:
AMISH SHAH

DVARAKA MARKETING, LLC, a limited liability
company formed under the laws of California

By:
AMISH SHAH, CEO
I am authorized to bind DVARAKA MARKETING, LLC.

BITZIO, INC., a corporation incorporated under the laws of Nevada

By:
William Schonbrun CEO I am authorized to bind Bitzio, Inc.